Exhibit 10.1

Award Number:
 Grantee Name:

FORM OF KINETIC CONCEPTS, INC.
2004 EQUITY PLAN
RESTRICTED STOCK AWARD AGREEMENT

          THIS RESTRICTED STOCK AWARD AGREEMENT (the “Award Agreement”) is made and entered into as of _______________, 200__ (the “Date of Grant”), by and between Kinetic Concepts, Inc., a Texas corporation (the “Company”), and [_________________________] (the “Grantee”).  Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2004 Equity Plan (the “Plan”).  Where the context permits, references to the Company or any of its Subsidiaries or affiliates shall include the successors to the foregoing.

          Pursuant to the Plan, the Administrator has determined that the Grantee is to be granted Restricted Stock, subject to the terms and conditions set forth in the Plan and herein, and hereby grants such Restricted Stock.

          1.     Grant of Restricted Stock.  The Company hereby grants to the Grantee [_______] shares of Restricted Stock (the "Award") on the terms and conditions set forth in this Award Agreement and as otherwise provided in the Plan.

          2.     Terms and Conditions of Award.  The Award shall be subject to the following terms, conditions and restrictions:

                  (a)     Restrictions.  Restricted Stock and any interest therein, may not be sold, transferred, pledged, hypothecated, assigned or otherwise disposed of, except by will or the laws of descent and distribution, during the
                            Restricted Period.  Any attempt to dispose of any Restricted Stock in contravention of any such restrictions (the "Restrictions") shall be null and void and without effect.

                  (b)     Certificate; Restrictive Legend.  The Grantee agrees that any certificate issued for Restricted Stock prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legend:

                            THIS CERTIFICATE AND THE SHARES OF STOCK
                            REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND
                            CONDITIONS, INCLUDING FORFEITURE PROVISIONS AND
                            RESTRICTIONS AGAINST TRANSFER (THE "RESTRICTIONS"),
                            CONTAINED IN THE KINETIC CONCEPTS, INC. 2004 EQUITY
                            PLAN AND THE RESTRICTED STOCK AWARD AGREEMENT
                            ENTERED INTO BETWEEN THE REGISTERED OWNER AND
                            THE COMPANY.  ANY ATTEMPT TO DISPOSE OF
                            THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS,
                            INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER,
                            PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL
                            AND VOID AND WITHOUT EFFECT.

                  (c)     Rights as a Shareholder.  Subject to the restrictions set forth in the Plan and this Award Agreement, including the Restrictions set forth in
                            Paragraphs 2(a) and 2(d), during the Restricted Period, the Grantee shall possess all incidents of ownership with respect to the Restricted Stock granted hereunder, including the right to receive dividends with respect to such Restricted Stock (provided however, that any dividends paid in property other than cash shall be subject to the same restrictions that apply to the underlying Restricted Stock) and the right to vote such
                            Restricted Stock.

                  (d)     Lapse of Restrictions.  Except as may otherwise be provided herein, the
                            Restrictions on transfer set forth in Paragraph 2(a) shall lapse subject to the terms and conditions and in the manner set forth in Appendix A attached hereto.

                                 Promptly after each lapse of Restrictions relating to the Restricted
                            Stock without forfeiture, and provided that the Grantee shall have complied with his or her obligations under Paragraph 2(f) hereof, the
                            Company shall issue to the Grantee or the Grantee's personal representative a stock certificate representing a number of Shares, free of the restrictive legend described in Paragraph 2(b), equal to the number of Shares of Restricted Stock with respect to which such restrictions have lapsed.  If certificates representing such Restricted
                            Stock shall have theretofore been delivered to the Grantee, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of such unlegended Shares.

                  (e)     Effect of Conduct Constituting Cause; Termination of Employment or
                           Service; or Change in Control.

                            (i)     If at any time (whether before or after termination of employment or service) the Administrator determines that the Grantee has engaged in conduct that would constitute Cause for termination, the Administrator may provide for the immediate forfeiture of the
                                     Award (including any securities, cash or other property issued upon settlement of the Award), whether or not the Restrictions on the Shares of Restricted Stock have lapsed.  Any such
                                     determination by the Administrator shall be final, conclusive and binding on all persons.

                           (ii)     If the Grantee’s employment with or service to the Company, any
                                     Subsidiary or affiliate thereof, terminates for any reason during the Restricted Period, the Grantee shall immediately forfeit any rights to the Shares of Restricted Stock with respect to which the
                                     Restrictions have not lapsed and shall have no further rights thereto.

                         (iii)     Upon the occurrence of a Change in Control, Restrictions on all outstanding Restricted Stock shall immediately lapse, unless the
                                     Award is either assumed or an equitable substitution is made therefor.  In addition, if the Grantee’s employment with or service to the Company, any Subsidiary or affiliate thereof is terminated other than for Cause within 24 months following a Change in
                                     Control, Restrictions on all outstanding Restricted Stock with respect to which the Restrictions have not lapsed shall
                                     immediately lapse.

                  (f)     Taxes.  Pursuant to Section 14 of the Plan, the Company (or Subsidiary
                           or affiliate, as the case may be) has the right to require the Grantee to remit to the Company (or Subsidiary or affiliate, as the case may be) in cash an amount sufficient to satisfy any federal, state and local tax withholding requirements related to the Award.  With the approval of the Administrator, the Grantee may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering Shares, in each case, having a value equal to the aggregate required minimum tax withholding to be collected by the Company or any Subsidiary or affiliate thereof.  Such Shares shall be valued at their
                           Fair Market Value on the date on which the amount of tax to be withheld
                           is determined.   Fractional share amounts shall be settled in cash.

                                The Grantee shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code.

          3.     Adjustments.  The Award and all rights and obligations under this Award Agreement are subject to Section 5 of the Plan.

          4.     Notice.  Whenever any notice is required or permitted hereunder, such notice shall be in writing and shall be given by personal delivery, facsimile, first class mail, certified or registered with return receipt requested.  Any notice required or permitted to be delivered hereunder shall be deemed to have been duly given on the date which it is personally delivered or, whether actually received or not, on the third business day after mailing or 24 hours after transmission by facsimile to the respective parties named below.

                      If to the Company:          Kinetic Concepts, Inc.
                                                              Attn.:  Chief Financial Officer
                                                              8023 Vantage Drive
                                                              San Antonio, TX  78230
                                                              Phone:  (210) 255-6456
                                                              Fax:  (210) 255-6125

                      If to the Grantee:             [Name of Grantee]
                                                              [Address]
                                                              ______________________
                                                              Facsimile: _____________

                  Either party may change such party’s address for notices by duly giving notice pursuant hereto.

          5.     Compliance with Laws.

                  (a)     Shares shall not be issued pursuant to the Award granted hereunder unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  The Company shall be under no obligation to effect the registration pursuant to the Securities
                           Act of 1933, as amended, of any interests in the Plan or any Shares to be issued hereunder or to effect similar compliance under any state laws.

                  (b)     All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.  The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Administrator, in its sole discretion, deems necessary or desirable.

          6.     Protections Against Violations of Agreement.  No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Shares underlying the Award by any holder thereof in violation of the provisions of this Award Agreement, the Plan or the Articles of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any such Shares on its books nor will any such Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company.  The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

          7.     Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of the Award Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

          8.     Governing Law.  The Award Agreement shall be governed by and construed according to the laws of the State of Texas without regard to its principles of conflict of laws.

          9.     Incorporation of the Plan.  The Plan, as it exists on the date of the Award Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the Award and this Award Agreement shall be subject to all terms and conditions of the Plan.  In the event of any conflict between the provisions of the Award Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.  The term “Section” generally refers to provisions within the Plan (except where denoted otherwise) and the term “Paragraph” shall refer to a provision of this Award Agreement.

         10.     Amendments.  This Award Agreement may be amended or modified at any time, but only by an instrument in writing signed by each of the parties hereto.

         11.     Agreement Not a Contract of Employment.  Neither the Plan, the granting of the Award, the Award Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee has a right to continue to be employed by, or to provide services as a director, consultant or advisor to, the Company, any Subsidiary or affiliate thereof for any period of time or at any specific rate of compensation.

         12.     Authority of the Administrator.  The Administrator shall have full authority to interpret and construe the terms of the Plan and the Award Agreement.  The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

         13.     Binding Effect.  The Award Agreement shall apply to and bind the Grantee and the Company and their respective permitted assignees or transferees, heirs, legatees, executors, administrators and legal successors.

         14.     Tax Representation.  The Grantee has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Award Agreement.  The Grantee is relying solely on such advisors and not on any statement or representations of the Company or any of its agents.  The Grantee understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by the Award Agreement.

         15.     Acceptance.  The Grantee hereby acknowledges receipt of a copy of the Plan and this Award Agreement.  Grantee has read and understands the terms and provisions thereof, and accepts the Award subject to all the terms and conditions of the Plan and the Award Agreement.

                                                   [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have executed and delivered the Award Agreement on the day and year first above written.

                                                           KINETIC CONCEPTS, INC.

                                                           By:
                                                            Name:
                                                            Title:

                                                            GRANTEE

                                                           Signature:
                                                            Name:
                                                            Address:

                                                            Telephone:
                                                            Social Security No.:

Number of Shares
Date of Grant	of Restricted Stock

                   SEE APPENDIX A FOR SCHEDULE OF LAPSE OF RESTRICTIONS.

APPENDIX A

[This Appendix sets forth the procedure for determining whether and when the Restrictions on the Award will lapse.  The Restrictions on the Award will lapse according to the following schedule, subject to acceleration as described below:]

Lapse Date,	Portion of Award with respect to which
Anniversary of Grant Date	Restricted Lapse
2010	1/3
2011	1/3
2012	1/3

Performance Based Acceleration

[Acceleration of lapsing is based on the Company’s performance against the prior fiscal year’s Consolidated Financial Metric (“CFM”) for the Company, which will be calculated by the Compensation Committee in accordance with the Company’s Annual Incentive Bonus Guidelines (the “AIB”).  For each 25% increase in the CFM over the prior fiscal year’s CFM, lapsing of Restrictions will be accelerated by 1 year for the entire Award, as follows:

% Improvement	First Lapse Date,	Second Lapse Date	Third Lapse Date
over prior year's CFM	Anniv. of Grant Date	Anniv. of Grant Date	Anniv. of Grant Date
25%	2009	2010	2011
50%	2008	2009	2010
75%	2007	2008	2009

The Compensation Committee will determine the Company’s CFM performance against the prior fiscal year’s CFM on a quarterly basis at the next regularly scheduled Board meeting following the end of each fiscal quarter.  The CFM will be calculated in the same manner as under the AIB, with such adjustments for special and non-recurring items as the Compensation Committee deems appropriate.  The quarterly CFM measurement will be made based on performance over the last twelve months ending with the coinciding fiscal quarter.  If a CFM target is achieved after the date to which lapsing would be accelerated, then the Restrictions on the corresponding portion of the Award will lapse on the date that the Compensation Committee makes the determination that the CFM target has been achieved.]

[Acceleration of lapsing will be based on the following performance criteria, as determined by the Compensation Committee of the Board of Directors.  Shares may be subject to complete forfeiture and vesting may ensue after employee's services cease.]